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                                                                    EXHIBIT 99.2

                                   XICOR, INC.
                               UNAUDITED PRO FORMA
                   CONDENSED COMBINED STATEMENT OF OPERATIONS

            On October 28, 2003, Xicor, Inc. ("Xicor") acquired Poweready, Inc. ("PRI"). The acquisition was accounted for using the purchase method of accounting and the assets and liabilities of PRI, including intangible assets, were recorded on Xicor's balance sheet at their fair values as of October 28, 2003. The results of PRI's operations are included in Xicor's consolidated results of operations since the effective date of the purchase.

            The following pro forma statement of operations was prepared as if the acquisition had been completed as of the beginning of the year ended December 31, 2003. The unaudited pro forma condensed combined statement of operations should be read in conjunction with the historical consolidated financial statements of Xicor included in Xicor's report on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission and the historical financial statements of PRI included at Exhibit 99.1.

            The unaudited pro forma statement of operations is presented for illustrative purposes only and is not necessarily indicative of the results of operations that would have actually been reported had the acquisition occurred as of the beginning of the year ended December 31, 2003, nor is it necessarily indicative of future results of operations.

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                                   XICOR, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      For the year ended December 31, 2003
                      (In thousands, except per share data)

                                                              Historical                          Pro Forma
                                                      --------------------------      -------------------------------
                                                        Xicor          Poweready      Adjustments            Combined
                                                        -----          ---------      -----------            --------
Operations Data:                                                (In thousands, except per share amounts)
Net sales                                             $ 41,448         $  1,655        $    --              $ 43,103
Cost of sales                                           18,779            1,270             --                20,049
                                                      --------         --------         --------            --------
   Gross profit                                         22,669              385             --                23,054
                                                      --------         --------         --------            --------
Operating expenses:
   Research and development                             10,811              271             --                11,082
   Selling, general and administrative                  10,419              713             --                11,132
   Amortization of purchased intangible assets           1,135              153              492(a)            1,780
                                                      --------         --------         --------            --------
                                                        22,365            1,137              492              23,994
                                                      --------         --------         --------            --------
Income (loss) from operations                              304             (752)            (492)               (940)
Net interest expense                                      (593)             (81)            --                  (674)
Other income and (expense), net                          2,718             --               --                 2,718
                                                      --------         --------         --------            --------
Income (loss) before income taxes                        2,429             (833)            (492)              1,104
Provision for income taxes                                --                  1             --                     1
                                                      --------         --------         --------            --------
Net income (loss)                                     $  2,429         $   (834)        $   (492)           $  1,103
                                                      ========         ========         ========            ========

Net income (loss) per share:
   Basic                                              $   0.09                                              $   0.04
   Diluted                                            $   0.08                                              $   0.04

Shares used in per share calculations:
   Basic                                                26,413                              947(b)            27,360
   Diluted                                              29,101                              947(b)            30,048


See accompanying notes to unaudited pro forma condensed combined statement of operations.

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                                   XICOR, INC.
                 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                             STATEMENT OF OPERATIONS

1.    BASIS OF PRO FORMA PRESENTATION

            On October 28, 2003, we acquired Poweready, Inc. (PRI), a privately held company that engages in the design, manufacture and distribution of battery management systems, for total consideration of $12.8 million, consisting of $9.4 million of stock (947,368 shares of Xicor common stock valued at $9.95 per share, the average closing price the 5 days surrounding the signing of the definitive agreement), $3.0 million in cash and direct acquisition costs of $0.4 million for legal, appraisal and accounting fees. Additional consideration of up to $3.0 million will be payable in stock if certain performance milestones are met in 2004 through 2006.

            Xicor's fiscal year ends on the Sunday nearest December 31. For purposes of financial statement presentation, each fiscal year is deemed to have ended on December 31. Xicor's fiscal year 2003 consisted of 52 weeks.

            The results of PRI's operations are included in Xicor's 2003 consolidated results of operations since the effective date of the acquisition, October 28, 2003. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2003 combines Xicor's fiscal year 2003 historical consolidated statement of operations with PRI's historical statement of operations for the period from January 1, 2003 through October 27, 2003, giving effect to the acquisition as if it had occurred on the first day of Xicor's fiscal year 2003.

2.    PURCHASE PRICE ALLOCATION

            The acquisition was accounted for using the purchase method of accounting per Statement of Financial Accounting Standards (SFAS) No. 141. Accordingly, the estimated fair value of the assets acquired and liabilities assumed were included in our consolidated balance sheet as of October 28, 2003, the effective date of the purchase. We acquired PRI for total consideration of $12.8 million, consisting of $9.4 million of stock (947,368 shares of Xicor common stock valued at $9.95 per share, the average closing price the 5 days surrounding the signing of the definitive agreement), $3.0 million in cash, and direct acquisition costs of $0.4 million for legal, appraisal and accounting fees. Additional consideration of up to $3.0 million will be payable in stock if certain performance milestones are met in 2004 through 2006. The total purchase price was allocated by management to the estimated fair value of assets acquired and liabilities assumed as follows based upon various factors, including an independent appraisal (in thousands):

          Tangible Assets                                 $    530
          Current technology                                 2,400
          Customer contracts and relationships                 700
          Non-compete agreement                                300
          Order backlog                                        160
          Goodwill                                           9,516
                                                          --------
          Total assets acquired                             13,606
          Liabilities                                         (780)
                                                          --------
          Net Assets Acquired                             $ 12,826
                                                          ========

            The intangible assets are being amortized using the straight-line method over their useful lives. The useful lives are 5 years for current technology and customer contracts and relationships, 3 years for the non-compete agreement and 3 months for the order backlog. The tangible assets acquired consist primarily of inventory and equipment. The liabilities assumed consist primarily of accounts payable and accrued expenses. None of the $9.5 million in goodwill is expected to be deductible for tax purposes, and in accordance with SFAS No. 142 will not be amortized but instead reviewed annually for impairment and evaluated periodically to determine whether events or circumstances have occurred indicating that goodwill might be impaired.

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3.    PRO FORMA ADJUSTMENTS

The following pro forma adjustments have been made to the unaudited pro forma condensed combined statement of operations:

(a) To eliminate PRI's historical amortization of purchased intangible assets and to record the additional amortization of acquired intangible assets resulting from the acquisition of PRI on a straight line basis over their expected useful lives (as if the acquisition had occurred at the beginning of fiscal year 2003 instead of the actual acquisition date of October 28, 2003) as follows:

          Current Technology                                  5 years
          Customer contracts and relationships                5 years
          Non-compete agreement                               3 years
          Order backlog                                       3 months

(b) To record the issuance by Xicor of 947,368 shares of Xicor common stock to PRI's shareholders.